Exhibit 99.1

Mullen Reports Financial Results for the Three Months Ended Dec. 31, 2024

Company achieves strongest quarter results to date with $4.4M invoiced and $6M received on vehicles delivered

Company has produced more revenue in this quarter than previous two fiscal years

On Feb. 1, 2025, Mullen implemented further cost cutting measures with headcount and personnel cost reductions of approximately $13M in annual cash spend

BREA, Calif., Feb. 19, 2025 -- via IBN -- Mullen Automotive Inc. (NASDAQ: MULN) (“Mullen” or the “Company”), an electric vehicle (“EV”) manufacturer, today announces financial results for the three months ended Dec. 31, 2024, and a current business update.

Commenting on the results for the three months that ended Dec. 31, 2024, and recent Company highlights, CEO and chairman David Michery stated: “For the quarter, we invoiced for over $4.4M and received $6M for vehicles delivered, which is our strongest quarter to date. Bollinger is now moving with speed and attaining solid commercial sales results. Mullen Commercial also has solid momentum and continues to build on Class 1 and 3 sales opportunities across the U.S. We’ve recently reduced our expenses even further and are continuing our focus on growing our sales and customer base across America. We’ve also recently furthered our efforts around U.S. battery production capabilities with the additional purchase of battery line equipment from Nikola Corporation (“Nikola”), advancing our commitment to U.S. battery assembly and production.”

FY2025-Q1 Highlights

Mullen Commercial – Troy, Michigan

Class 1 and 3 Commercial Vehicles

●	Sale and order activity for Mullen commercial EVs in the last quarter include:

○	Mr. Appliance® of Owings Mills, Maryland, announced purchase of the Mullen ONE EV cargo van, marking the Company’s first venture into the home service vertical.

○	Westland Floral purchased the Mullen THREE, Class 3 EV trucks for the floral and nursery vertical.

○	Associated Coffee, a San Francisco Bay Area coffee distributor, purchased the Mullen THREE, Class 3 EV trucks for local coffee and snack deliveries.

○	Two leading California universities in Los Angeles and the San Francisco Bay Area placed Class 1 EV cargo van orders, furthering the Company’s commercial EV adoption across college campuses.

●	Ride-and-drive events, conducted in the last quarter to increase awareness in many verticals, include AltWheels Fleet Day, Zeem SeaTac EV Fleet Ride & Drive, ZEV Tour – Clean Fleet Experience, NTEA Commercial Upfitting Summit, Fleet Forward Conference and Zero Emissions Showcase.

●	Mullen announced that Emerald Transportation Solutions, a premier commercial refrigeration vehicle upfitter, is working with the Papé Group to develop an advanced reefer upfit for the Mullen THREE, a Class 3 all-electric truck.

Bollinger Motors – Oak Park, Michigan

Class 4 Commercial Truck

●	Bollinger Motors delivered 20 B4 trucks recognizing additional revenues of $2.8 million.

●	Bollinger expanded its national sales and service network to include over 50 sales and service locations including TEC Equipment, Affinity Truck Center, Anderson Motors, Bergey’s Truck Centers, Broadway Ford Truck Center, Nacarato Truck Centers, and Nuss Truck and Equipment.

●	The Bollinger B4 Class 4 electric trucks are available for government fleets through its partnership with National Auto Fleet Group under the Sourcewell contract agreement #032824-NAF.

●	In November 2024, the 2025 Bollinger B4 became eligible for New York State’s New York Truck Voucher Incentive Program, an incentive for commercial electric vehicles from the New York State Energy and Research Development Authority providing up to a $100,000 cash voucher incentive on the all-electric B4 truck.

●	Robert Bollinger, founder of Bollinger Motors, provided Bollinger with $10 million in non-dilutive long-term debt financing to support Bollinger’s production ramp-up and sale of the B4, Class 4 EV truck.

Battery Technology – Fullerton, California

●	The Company announced continued progress for battery production in Fullerton, California, with three battery lines installed in support of U.S.-made battery components and manufacturing. Lines include:

○	High volume standard battery chemistry line.

○	Low volume standard chemistry R&D line.

○	Low volume solid-state polymer R&D line.

●	On Dec. 17, 2024, Mullen Automotive submitted a modified plan to the U.S. Department of Energy (“DOE”) that incorporates its facilities in Mishawaka, Indiana, and Fullerton, California, for U.S.-based battery and pack production. In total, Mullen is seeking $55 million in matching DOE funds to support the U.S. manufacturing capabilities.

Financial Results for the Three Months Ended Dec. 31, 2024

Losses and non-cash expenses

The net loss attributable to common shareholders after preferred dividends was $114.9 million, or $661.33 net loss per share, for the three months ended Dec. 31, 2024, as compared to a net loss attributable to common shareholders after preferred dividends of $61.4 million, or $91,940.42 loss per share, for the three months ended Dec. 31, 2023 (giving retroactive effect to reverse stock splits, including 1:60 reverse stock split that was made effective on Feb. 18, 2025).

Major part of the losses during the three months ended Dec. 31, 2024, related to non-cash expenses: $91.0 million or 79% of the loss for the three months ended Dec. 31, 2024, versus $23.3 million or 38% of the loss for the three months ended Dec. 31, 2023.

	Three months ended December 31,
	2024	2023
Non-cash expenses and gains during the period:
Revaluation of warrants and derivative liabilities	$34,629,786	$6,728,981
Other financing costs - initial recognition of warrants	16,078,622	-
Stock-based compensation	18,591,750	13,903,416
Amortization of debt discount and other non-cash interest expense	17,678,751	160,664
Depreciation and amortization	4,745,928	4,343,960
Loss/(gain) on extinguishment of debt	(1,553,771)	-
Write-down of inventory to net realizable value	838,765	-
Deferred income taxes	-	(1,726,238)
Other gains	-	(125,990)
Total non-cash expenses and gains	$91,009,831	$23,284,793

Revenue

During the three months ended Dec. 31, 2024, we invoiced for 58 vehicles valued at $4.4 million, received $6.0 million in cash and recorded $2.9 million in revenues. The difference between invoiced amounts and revenues was due to the Company continuing to defer the revenue recognition on most of Mullen commercial vehicles invoiced until invoices are paid and the return provision on the vehicles is nullified by dealer’s sale of the vehicle to the end user.

In September 2024, our Bollinger segment achieved a major milestone, launching production of the first B4 commercial trucks. For the three months ended Dec. 31, 2024, the Bollinger segment completed the sale of 20 units and recognized revenues of $2.8 million.

Invoiced during the 3 months ended December 31, 2024 (dollars in thousands)
Vehicle type	Units invoiced	Amount invoiced	Cash received	Revenue recognized
Mullen 3 (UU)	11	706	2,852	32
Mullen Urban Delivery (UD1)	27	885	248	-
Bollinger B4	20	2,777	2,777	2,777
Destination freight charges and other services	-	-	112	112
Total	58	$4,368	$5,988	$2,920

Liquidity

We had total cash (including restricted cash) of $2.7 million on Dec. 31, 2024, versus $10.7 million on Sept. 30, 2024. The working capital as of Dec. 31, 2024, was negative $186.2 million, or $41.2 million if adding back derivative liabilities and other liabilities expected to be settled in common stock.

To finance the business, we received $8.8 million during the three months ended Dec. 31, 2024, issuing senior secured convertible notes and warrants. Furthermore, the Company received $1 million proceeds in accordance with the equity line of credit agreement. Also, Bollinger Motors, Inc., our majority-owned subsidiary, received a $10 million long-term loan, providing additional capital to support the production and sale of Bollinger’s Class 4 EV truck, the B4. This loan is secured by part of the assets of Bollinger Motors and repayment of the principal is due by Oct. 30, 2026.

During the three months ended Dec. 31, 2024, the Company did not use any cash to settle its debt. A major part of Senior secured convertible notes (with a principal of $17.2 million) that were outstanding on Sept. 30, 2024, as well as accumulated interest (in amount of $1.2 million), have been converted into shares of common stock. Also, the Company reached an agreement with holders of matured notes and loan advances in amount of $2.7 million, as well as accumulated interest in amount of approximately $1.8 million, that the liabilities would be settled by issuance of shares of common stock of the Company worth of $3 million. The liability was fully settled by December 2024 and the transaction resulted in recognition of gain on extinguishment of $1.5 million.

The total cash spent (Operating and Investing cash flows) during the three months ended Dec. 31, 2024, and 2023, was $27.8 million and $66.8 million, respectively, which represents a decrease of $39.0 million, or 58.4%. As it was announced previously, the Company intends to maintain its momentum of reducing the cash outflow by cutting operating costs and restructuring liabilities.

	Three months ended December 31,
	2024	2023
Net loss	$(118,797,845)	$(63,993,379)
Non-cash adjustments (see table above for details)	91,009,831	23,284,793
Changes in working capital	2,223,601	(19,182,967)
Net cash used in operating activities	(25,564,413)	(59,891,553)
Net cash used in investing activities	(2,220,984)	(6,865,681)
Cash spent	$(27,785,397)	$(66,757,234)

Financial statements

Following are our unaudited Condensed Consolidated Balance Sheets for the three months ended Dec. 31, 2024, and the year ended Sept. 30, 2024, Condensed Consolidated Statements of Operations and Condensed Consolidated Statements of Cash Flows for the three months ended Dec. 31, 2024 and 2023.

MULLEN AUTOMOTIVE INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited)

	December 31, 2024	September 30, 2024
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$2,325,190	$10,321,827
Restricted cash	418,451	426,851
Inventory	41,770,397	37,503,112
Prepaid expenses and other current assets	15,297,034	14,798,553
Accounts receivable	98,855	124,295
TOTAL CURRENT ASSETS	59,909,927	63,174,638

Property, plant, and equipment, net	80,796,898	82,180,266
Intangible assets, net	26,172,956	27,056,030
Right-of-use assets	2,955,081	3,041,485
Other noncurrent assets	3,182,235	3,178,870
TOTAL ASSETS	$173,017,097	$178,631,289

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$47,860,411	$41,335,509
Accrued expenses and other current liabilities	46,637,723	51,612,166
Derivative liabilities	136,989,818	79,742,180
Liability to issue shares	8,015,361	1,771,025
Lease liabilities, current portion	2,981,613	2,893,967
Notes payable, current portion	3,219,147	5,399,777
Refundable deposits	409,272	417,674
TOTAL CURRENT LIABILITIES	246,113,345	183,172,298

Notes payable, net of current portion	10,000,000	-
Liability to issue shares, net of current portion	-	356,206
Lease liabilities, net of current portion	11,113,091	11,648,662
TOTAL LIABILITIES	$267,226,436	$195,177,166

Contingencies and claims

STOCKHOLDERS’ EQUITY
Preferred stock; $0.001 par value; 126,263,159 preferred shares authorized;
Preferred Series D; 84,572,538 shares authorized; 363,097 and 363,097 shares issued and outstanding at December 31, 2024 and September 30, 2024, respectively	363	363
Preferred Series C; 24,874,079 shares authorized; 458 and 458 shares issued and outstanding at December 31, 2024 and September 30, 2024, respectively	-	-
Preferred Series A; 83,859 shares authorized; 648 and 648 shares issued and outstanding at December 31, 2024 and September 30, 2024, respectively	1	1
Common stock; $0.001 par value; 5,000,000,000 shares authorized at December 31, 2024 and September 30, 2024; 404,334 and 76,288 shares issued and outstanding at December 31, 2024 and September 30, 2024 respectively	404	76
Additional paid-in capital	2,331,034,194	2,290,664,472
Accumulated deficit	(2,434,109,495)	(2,319,220,938)
TOTAL STOCKHOLDERS’ EQUITY ATTRIBUTABLE TO THE COMPANY’S STOCKHOLDERS	(103,074,533)	(28,556,026)
Noncontrolling interest	8,865,194	12,010,149
TOTAL STOCKHOLDERS’ EQUITY	(94,209,339)	(16,545,877)
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$173,017,097	$178,631,289

MULLEN AUTOMOTIVE INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

	Three months ended December 31,
	2024	2023
Revenue from sale of vehicles	$2,920,485	$-
Cost of revenues	6,588,933	-
Gross loss	(3,668,448)	-

Operating expenses:
General and administrative	$36,484,409	$43,234,052
Research and development	11,282,375	16,169,967
Loss from operations	(51,435,232)	(59,404,019)

Other income:
Other financing costs - initial recognition of warrants	(16,078,622)	-
Gain/(loss) on warrants and derivative liability revaluation	(34,629,786)	(6,728,981)
Gain/(loss) on extinguishment of debt	1,553,771	-
Interest expense	(18,665,369)	(258,023)
Other income, net	457,993	671,406
Total other income (expense)	(67,362,013)	(6,315,598)
Net loss before income tax benefit	$(118,797,245)	$(65,719,617)

Income tax benefit/(provision)	(600)	1,726,238
Net loss	(118,797,845)	(63,993,379)

Net loss attributable to noncontrolling interest	(3,909,288)	(2,598,481)
Net loss attributable to stockholders	$(114,888,557)	$(61,394,898)

Waived/(accrued) accumulated preferred dividends and other capital transactions with preferred stockholders	(24,728)	(21,303)

Net loss attributable to common stockholders after preferred dividends and other capital transactions with preferred stockholders	$(114,913,285)	$(61,416,201)

Net Loss per Share	$(661.33)	$(91,940.42)

Weighted average shares outstanding, basic and diluted	173,762	668

MULLEN AUTOMOTIVE INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

	Three Months Ended December 31,
	2024	2023
Cash Flows from Operating Activities
Net loss	$(118,797,845)	$(63,993,379)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation	18,591,750	13,903,416
Revaluation of warrants and derivative liabilities	34,629,786	6,728,981
Other financing costs - initial recognition of warrants	16,078,622	-
Amortization of debt discount and other non-cash interest expense	17,678,751	160,664
Depreciation and amortization	4,745,928	4,343,960
Loss/(gain) on extinguishment of debt	(1,553,771)	-
Write-down of inventory to net realizable value	838,765	-
Deferred income taxes	-	(1,726,238)
Other gains	-	(125,990)
Changes in operating assets and liabilities:
Accounts receivable	25,440	671,750
Inventories	(5,106,050)	(13,912,516)
Prepaids and other assets	3,363,323	(1,781,132)
Accounts payable	6,266,401	1,317,232
Accrued expenses and other liabilities	(1,963,992)	(3,044,392)
Right-of-use assets and lease liabilities	(361,521)	(2,433,909)
Net cash used in operating activities	(25,564,413)	(59,891,553)

Cash Flows from Investing Activities
Purchase of equipment	(2,220,984)	(6,865,681)
Net cash used in investing activities	(2,220,984)	(6,865,681)

Cash Flows from Financing Activities
Proceeds from issuance of notes payable with detachable warrants	8,763,225	-
Proceeds from issuance of notes payable by subsidiary	10,000,000	-
Issuance of stock under equity line of credit	1,017,135	-
Net cash provided by financing activities	19,780,360	-

Change in cash	(8,005,037)	(66,757,234)
Cash and restricted cash (in amount of $426,851), beginning of period	10,748,678	155,696,470
Cash and restricted cash (in amount of $418,451), ending of period	$2,743,641	$88,939,236

Supplemental disclosure of Cash Flow information:
Cash paid for interest	$250,000	$-

Supplemental Disclosure for Non-Cash Activities:
Amount to be received from investor for warrants and notes	$5,000,000	$-
Convertible notes and interest - conversion to common stock	16,667,250	-
Extinguishment of debt and interest (in exchange for own common stock)	4,553,771	-
Exercise of warrants recognized earlier as liabilities	3,954,023	50,877,669
Change in noncontrolling interest upon additional investments into subsidiary	509,517	-
Right-of-use assets obtained in exchange of operating lease liabilities	-	8,932,159

About Mullen

Mullen Automotive (NASDAQ: MULN) is a Southern California-based automotive company building the next generation of commercial electric vehicles (“EVs”) with two United States-based vehicle plants located in Tunica, Mississippi, (120,000 square feet) and Mishawaka, Indiana (650,000 square feet). In August 2023, Mullen began commercial vehicle production in Tunica. As of January 2024, both the Mullen ONE, a Class 1 EV cargo van, and Mullen THREE, a Class 3 EV cab chassis truck, are California Air Resource Board (“CARB”) and EPA certified and available for sale in the U.S. The Company’s commercial dealer network consists of seven dealers, which includes Papé Kenworth, Pritchard EV, National Auto Fleet Group, Ziegler Truck Group, Range Truck Group, Eco Auto, and Randy Marion Auto Group, providing sales and service coverage in key West Coast, Midwest, Pacific Northwest, New England, and Mid-Atlantic markets.

On Sept. 7, 2022, Bollinger Motors, of Oak Park, Michigan, became a majority-owned EV truck company of Mullen Automotive. Bollinger Motors has passed numerous milestones including its B4, Class 4 electric truck production launch on Sept. 16, 2024, and the development of a world-class dealer and service network with over 50 locations across the United States.

To learn more about the Company, visit www.MullenUSA.com.

Forward-Looking Statements

Certain statements in this press release that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Exchange Act of 1934, as amended. Any statements contained in this press release that are not statements of historical fact may be deemed forward-looking statements. Words such as “continue,” “will,” “may,” “could,” “should,” “expect,” “expected,” “plans,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential” and similar expressions are intended to identify such forward-looking statements. All forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements, many of which are generally outside the control of Mullen and are difficult to predict. Examples of such risks and uncertainties include, but are not limited to whether sales demand and traction for its vehicles will continue, whether federal, state and other electric vehicle incentive programs will continue, the outcome of the Company’s application to DOE for $55 million in matching DOE funds to support its U.S. manufacturing capabilities and whether the Company will be successful with its battery development initiatives or meet its projected battery production, certification and sales timelines. Additional examples of such risks and uncertainties include but are not limited to: (i) Mullen’s ability (or inability) to obtain additional financing in sufficient amounts or on acceptable terms when needed; (ii) Mullen’s ability to maintain existing, and secure additional, contracts with manufacturers, parts and other service providers relating to its business; (iii) Mullen’s ability to successfully expand in existing markets and enter new markets; (iv) Mullen’s ability to successfully manage and integrate any acquisitions of businesses, solutions or technologies; (v) unanticipated operating costs, transaction costs and actual or contingent liabilities; (vi) the ability to attract and retain qualified employees and key personnel; (vii) adverse effects of increased competition on Mullen’s business; (viii) changes in government licensing and regulation that may adversely affect Mullen’s business; (ix) the risk that changes in consumer behavior could adversely affect Mullen’s business; (x) Mullen’s ability to protect its intellectual property; and (xi) local, industry and general business and economic conditions. Additional factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements can be found in the most recent annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K filed by Mullen with the Securities and Exchange Commission. Mullen anticipates that subsequent events and developments may cause its plans, intentions and expectations to change. Mullen assumes no obligation, and it specifically disclaims any intention or obligation, to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as expressly required by law. Forward-looking statements speak only as of the date they are made and should not be relied upon as representing Mullen’s plans and expectations as of any subsequent date.

Contact:

Mullen Automotive, Inc.

+1 (714) 613-1900

www.MullenUSA.com

Corporate Communications

IBN
Austin, Texas
www.InvestorBrandNetwork.com
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